Exhibits 5.2 and 23.2

[Letterhead of Morris James LLP]

September 16, 2025

To The Addressees Listed On
Schedule A Attached Hereto

Re:	Verizon Master Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to Verizon Master Trust, a Delaware statutory trust (the “Trust”), solely for purposes of delivering this letter in connection with the transactions contemplated by the Trust Agreement of the Trust, dated as of February 3, 2021 (the “Original Trust Agreement”), by and between Verizon ABS II LLC (the “Depositor”) and Wilmington Trust, National Association, as Owner Trustee, as amended and restated by the Amended and Restated Trust Agreement, dated as of May 25, 2021, as amended by the Second Omnibus Amendment, as further amended by Amendment No. 2 to Amended and Restated Trust Agreement, dated as of June 20, 2025  (as amended, the “Amended and Restated Trust Agreement”, and together with the Original Trust Agreement, the “Trust Agreement”), between the Depositor and the Owner Trustee.  This opinion letter is being delivered to you pursuant to Section 7(i) of the Underwriting Agreement, dated as of September 10, 2025 (the “Underwriting Agreement”), by and among the Trust, Cellco Partnership d/b/a Verizon Wireless (“Cellco”), and each of Wells Fargo Securities, LLC, BNP Paribas Securities Corp., Mizuho Securities USA LLC and TD Securities (USA) LLC, each on its own behalf and as representatives of the several underwriters identified therein. Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Trust Agreement, except that reference herein to any document means such document as in effect on the date hereof.

For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents:

(a)	the Trust Agreement;

(b)	the Indenture, dated as of September 16, 2025 (the “Indenture”), by and between the Trust and U.S. Bank Trust Company, National

To The Addressees Listed On
Schedule A Attached Hereto
September 16, 2025

Association, as Indenture Trustee (the “Indenture Trustee”) and Note Paying Agent;

(c)
the Master Collateral Agency and Intercreditor Agreement, dated as of May 25, 2021, as amended by the Omnibus Amendment, the Second Omnibus Amendment and the Third Amendment (the “Master Collateral Agreement”), among the Trust, U.S. Bank Trust Company, National Association as Master Collateral Agent (the “Master Collateral Agent”), Cellco as Servicer and each Creditor Representative from time to time party thereto;

(d)	the Administration Agreement, dated as of May 25, 2021 (the “Administration Agreement”), by and between the Trust and Cellco (the “Administrator”);

(e)
the Account Control Agreement, dated as of May 25, 2021 (the “Account Control Agreement”), by and among the Trust, U.S. Bank Trust Company, National Association, as Secured Party and U.S. Bank National Association, as Financial Institution;

(f)
the Series 2025-7 Account Control Agreement, dated as of September 16, 2025 (the “Series 2025-7 Account Control Agreement”), by and among the Trust, U.S. Bank Trust Company, National Association, as Secured Party and U.S. Bank National Association, as Financial Institution;

(g)
the Second Amended and Restated Asset Representations Review Agreement, dated as of April 23, 2024 (the “Asset Representations Review Agreement”) among the Trust, Cellco and Pentalpha Surveillance LLC, as Asset Representations Reviewer;

(h)	the Underwriting Agreement;

(i)
the Transfer and Servicing Agreement, dated as of May 25, 2021, as amended by the Omnibus Amendment (the “Transfer and Servicing Agreement”), among the Trust, the Depositor and Cellco, as custodian, servicer and marketing agent (the Indenture, the Master Collateral Agreement, the Administration Agreement,

To The Addressees Listed On
Schedule A Attached Hereto
September 16, 2025

the Account Control Agreement, the Series 2025-7 Account Control Agreement, the Asset Representations Review Agreement, the Underwriting Agreement and the Transfer and Servicing Agreement, collectively, the “Related Documents”);

(j)
specimens of the Series 2025-7 Class A-1a Notes, the Series 2025-7 Class A-1b Notes, the Series 2025-7 Class B Notes and the Series 2025-7 Class C Notes being issued by the Trust on the date hereof (the “Notes”);

(k)	the Certificate of Trust of the Trust, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on February 3, 2021 (the “Certificate of Trust”);

(l)	a Certificate of Good Standing for the Trust, dated a recent date (the “Good Standing Certificate”), obtained from the Secretary of State;

(m)	one or more certificates of the Owner Trustee, dated as of the date hereof, certifying as to certain matters and/or documents attached thereto;

(n)	the UCC-1 financing statement naming the Trust as debtor and the Indenture Trustee as secured party to be filed in the Office of the Secretary of State (the “Financing Statement”);

(o)	the Omnibus Amendment No. 1, dated as of November 4, 2021 (the “Omnibus Amendment”), amending, among other agreements, the Master Collateral Agreement and the Transfer and Servicing Agreement;

(p)	the Omnibus Amendment No. 2, dated as of August 11, 2022 (the “Second Omnibus Amendment”), amending the Master Collateral Agreement and the Trust Agreement; and

(q)	Amendment No. 3, dated as of August 30, 2024 (the “Third Amendment”), amending the Master Collateral Agreement.

To The Addressees Listed On
Schedule A Attached Hereto
September 16, 2025

For purposes of this letter, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (q) above and certain written statements of governmental authorities and others referenced in this paragraph. In particular, we have not reviewed and express no opinion as to any other document that is referred to in, incorporated by reference into, or attached (as an exhibit, schedule, or otherwise) to any of the documents reviewed by us unless specifically identified herein.  The opinions in this letter relate only to the documents specified in such opinions, and not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any of such documents.  We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter.  We have conducted no factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of governmental authorities and others (including, without limitation, the Good Standing Certificate), and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate and none of which we have independently investigated or verified.

Based upon and subject to the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations in this letter, it is our opinion that:

1.            The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”).

2.            The Trust Agreement constitutes a legal, valid, and binding obligation of each of the parties thereto, enforceable against each of such parties in accordance with its terms.

3.            The Trust has power and authority under the Trust Agreement and the Act to execute and deliver, and to perform its obligations under, each of the Related Documents, to grant the Series 2025-7 Collateral (as defined in the Indenture) to the Indenture Trustee as security for the Notes and to issue the Notes pursuant to the Indenture.

4.            The Trust’s execution and delivery of, and performance of its obligations under, the Related Documents and the Trust’s issuance of the Notes pursuant to the Indenture have been duly authorized by the Trust, each of the Related Documents

To The Addressees Listed On
Schedule A Attached Hereto
September 16, 2025

has been duly executed and delivered by the Trust and each of the Notes has been duly executed and delivered by the Trust.

5.            No consent, approval, or authorization of, registration or filing with, or notice to, any governmental authority or administrative agency of the State of Delaware is required to be obtained, made, or given by the Trust for the Trust’s execution and delivery of, and the performance of its obligations under, the Notes and the Related Documents, other than the filing of the Certificate of Trust with the Secretary of State.

6.            Under Section 3805(b) of the Act, no creditor of a Certificateholder in its capacity as the beneficial owner of the Trust shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust, except in accordance with the terms of the Trust Agreement.

7.            Under Section 3805(c) of the Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder as the beneficial owner of the Trust has no interest in specific statutory trust property of the Trust.

8.              Pursuant to Section 3808(a) of the Act, the Trust may not be terminated or revoked by a Certificateholder or other person except in accordance with the terms of the Trust Agreement.

9.             Pursuant to Section 3808(b) of the Act, the dissolution, termination or bankruptcy of a Certificateholder or any other beneficial owner of a Trust shall not result in the termination or dissolution of such Trust.

10.            To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware, 6 Del. C. §§ 9-101, et seq. (“Delaware Article 9”), is applicable (without regard to conflict of laws principles), and assuming the due creation and attachment of the security interests in the collateral described in the Financing Statement and assuming that the Financing Statement on Form UCC-1 has been filed in the Office of the Secretary of State, the Indenture Trustee has a perfected security interest in the related collateral to the extent that such security interest may be perfected by the filing of a financing statement in the State of Delaware.

11.            Under Section 3801(i) of the Act, the Trust is a separate legal entity.

To The Addressees Listed On
Schedule A Attached Hereto
September 16, 2025

12.            Under the Act and the Trust Agreement, assuming that the Depositor, pursuant to the provisions of the Trust Agreement, conveys good title to the Trust Property to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholder will hold whatever title to the Trust Property as may be so conveyed to the Trust from time to time pursuant to the Trust Agreement and the Transfer and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust Property.

13.            Assuming that the Trust will not be characterized as an association taxable as a corporation (or publicly traded partnership taxable as a corporation) for United States federal income tax purposes, neither the Trust nor any of its assets will be subject to income taxation by the State of Delaware or any political subdivision or taxing authority thereof or therein (other than filing fees payable to the Secretary of State).

14.            The Trust’s execution and delivery of, and performance of its obligations under, the Related Documents: (a) are not prohibited by the Trust Agreement or the Certificate of Trust; and (b) do not violate the Act.

The foregoing opinions are subject to the following exceptions, qualifications, limitations, and assumptions in addition to those above:

A.            The opinions in this letter are limited to the laws of the State of Delaware, other than (i) tax laws and securities laws of the State of Delaware, and rules, regulations, orders, and decisions relating thereto, and (ii) laws, rules, regulations, orders, and decisions applicable to the particular nature of the property or activities of the Trust, and we have not considered and express no opinion on the effect of, concerning matters involving, or otherwise with respect to any other laws of any jurisdiction (including, without limitation, federal laws of the United States of America), or rules, regulations, orders, or decisions relating thereto.

B.            We have assumed: (i) except as stated in numbered paragraph 1 above, the due incorporation or due formation, as the case may be, due organization, and valid existence in good standing under the laws of all relevant jurisdictions of each of the parties to the documents reviewed by us; (ii) except as stated in numbered paragraph 4 above, the due authorization, execution, authentication, and delivery of each of such documents by each of such parties; (iii) except as stated in numbered paragraph 3 above, that each of such parties had and has the power and authority to execute, deliver, and

To The Addressees Listed On
Schedule A Attached Hereto
September 16, 2025

perform each of such documents; and (iv) the legal capacity of all relevant natural persons.

C.            We have assumed that: (i) all signatures on all documents reviewed by us are genuine; (ii) all documents furnished to us as originals are authentic; (iii) all documents furnished to us as copies or specimens conform to the originals thereof; (iv) all documents furnished to us in final draft or final or execution form have not been and will not be terminated, rescinded, altered, or amended, are in full force and effect, and conform to the final, executed originals of such documents; and (v) each document reviewed by us constitutes the entire agreement among the parties thereto with respect to the subject matter thereof.  Without limiting the generality of the foregoing, we have assumed that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, with respect to the creation, operation, and termination of the Trust.  We have also assumed that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Act and filing documents with the Secretary of State) or employees in the State of Delaware, and that no beneficial owner of the Trust is subject to taxation in the State of Delaware.  We have further assumed that the Indenture, the Notes, the Underwriting Agreement and the Series 2025-7 Account Control Agreement constitute “Series Related Documents” as such term is defined in the Master Collateral Agreement.

D.            The opinions in numbered paragraphs 2, 5, 6, 7, 8, 9, 11 and 12 above are subject to (i) bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance, preferential transfer, liquidation, and similar laws relating to or affecting rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), including, without limitation, applicable law relating to fiduciary duties, (iii) standards of good faith, fair dealing, course of dealing, course of performance, materiality, and reasonableness that may be applied by a court, considerations of public policy, and the exercise of judicial discretion, and (iv) federal or state securities law and public policy considerations relating to indemnification or contribution.

                          E.            We have assumed that the Financing Statement (i) sufficiently indicates the related collateral; (ii) provides the name of and a mailing address for the secured party of record; and (iii) provides the name of and a mailing address for the debtor.  In addition, we express no opinion (i) as to the ownership of or title to any property, (ii) as to the creation or attachment of any lien, pledge, mortgage, or security

To The Addressees Listed On
Schedule A Attached Hereto
September 16, 2025

interest, (iii) except as stated in paragraph 10 above, as to the perfection of any lien, pledge, mortgage, or security interest, (iv) as to the priority of any lien, pledge, mortgage, or security interest, (v) as to or concerning the effect of (a) any security interest perfected other than solely by the filing in the Office of the Secretary of State of the Financing Statement, or (b) any subordination agreement by the Indenture Trustee, (vi) as to the perfection or priority of any security interest in (x) proceeds, except for identifiable proceeds of the collateral subject to the limitations of Section 9-315 of Delaware Article 9, and (y) as-extracted collateral (as such term is defined in Section 9-102(a)(6) of Delaware Article 9), timber to be cut, and goods that are or are to become fixtures (as such term is defined in Section 9-102(a)(41) of Delaware Article 9).

F.            We have not participated in the preparation of any offering materials with respect to the Notes or the Certificates and assume no responsibility for the contents thereof. We do not express any opinion as to whether the transfer of any property to the Trust by the Depositor constitutes a true sale.

G.            There are no implied opinions in this letter.  The opinions in this letter are limited to the opinions expressly stated in numbered paragraphs 1 through 14 above, and no opinions shall be inferred beyond the opinions expressly stated in such numbered paragraphs.

This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated in this opinion letter, except that this opinion may be posted on a password-protected website maintained on behalf of Cellco pursuant to requirements imposed by each nationally recognized statistical rating organization (each, an “NRSRO”) that is engaged to rate any of the Notes, as required by Rule 17g-5 under the Securities Exchange Act of 1934, as amended, and may be viewed (but not relied upon) by other NRSROs accessing that website in accordance with Rule 17g-5.  Notwithstanding the foregoing, you may furnish copies of this opinion to (i) your respective auditors and attorneys, (ii) your bank examiners and other regulatory authorities should they so request, (iii) any court or governmental authority pursuant to an order of legal process thereof, (iv) any permitted prospective successors, assigns and participants, and (v) any funding source and your permitted actual successors, assigns and participants; provided that none of the foregoing may rely on this opinion without our prior written consent. Except as set forth in the preceding two sentences, without our prior written consent, this letter may not be furnished or quoted to, or relied upon by, any other person or entity, or relied upon for any other purpose.  There are no implied opinions in this letter.  This

To The Addressees Listed On
Schedule A Attached Hereto
September 16, 2025

letter speaks only as of the date hereof, and we assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Trust’s current report on Form 8-K.

Very truly yours,

/s/ Morris James LLP

RAX/mag

Schedule A
Verizon ABS II LLC

Verizon Master Trust

Cellco Partnership d/b/a Verizon Wireless

Wilmington Trust, National Association

U.S. Bank Trust Company, National Association

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Mizuho Securities USA LLC

TD Securities (USA) LLC

Loop Capital Markets LLC

Scotia Capital (USA) Inc.

Siebert Williams Shank & Co., LLC

Fitch Ratings, Inc.

S&P Global Ratings